CARILLON SERIES

TRUST

CLASS C

DISTRIBUTION PLAN

SCHEDULE A

The maximum annualized fee rate of the average daily rate asset pursuant to Paragraph 1 of the Eagle Series Trust Distribution Plan shall be as follows:

Carillon Series Trust – Carillon ClariVest Capital Appreciation Fund	1.00%
Carillon Series Trust – Carillon Eagle Growth & Income Fund	1.00%
Carillon Series Trust – Carillon ClariVest International Stock Fund	1.00%
Carillon Series Trust – Carillon Eagle Mid Cap Growth Fund	1.00%
Carillon Series Trust – Carillon Eagle Small Cap Growth Fund	1.00%
Carillon Series Trust – Carillon Reams Core Bond Fund	1.00%
Carillon Series Trust – Carillon Reams Core Plus Bond Fund	1.00%
Carillon Series Trust – Carillon Scout Mid Cap Fund	1.00%
Carillon Series Trust – Carillon Reams Unconstrained Bond Fund	1.00%
Carillon Series Trust – Carillon Chartwell Real Income Fund	1.00%
Carillon Series Trust – Carillon Chartwell Small Cap Value Fund	1.00%
Carillon Series Trust – Carillon Chartwell Mid Cap Value Fund	1.00%
Carillon Series Trust – Carillon Chartwell Small Cap Fund	1.00%
Carillon Series Trust – Carillon Chartwell Small Cap Growth Fund	1.00%
Carillon Series Trust – Carillon Chartwell Short Duration High Yield Fund	1.00%

Dated: January 18, 2025